EXHIBIT 21

FRANKLIN FINANCIAL SERVICES CORPORATION

SUBIDIARIES

FRANKLIN FINANCIAL
SERVICES CORPORATION
CHAMBERSBURG, PA

FARMERS AND MERCHANTS	FRANKLIN FUTURE
TRUST COMPANY OF	FUND
CHAMBERSBURG, PA	CHAMBERSBURG, PA
DIRECT - 100%	DIRECT - 100%

FRANKLIN FINANCIAL
PROPERTIES CORPORATION
CHAMBERSBURG, PA
INDIRECT - 100%